Exhibit 99.1

Palantir Reports Revenue Growth of 41% for FY 2021, US Commercial Revenue up 102% Y/Y in FY 2021

2/17/2022

DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

Q4 2021 Highlights

•	Total revenue grew 34% year-over-year to $433 million

•	Commercial revenue grew 47% year-over-year

•	US commercial revenue grew 132% year-over-year

•	Government revenue grew 26% year-over-year

•	Added 34 net new customers in Q4 2021

•	Loss from operations of $(59) million, representing a margin of (14)%, up 3500 basis points year-over-year and 900 basis points sequentially

•	Adjusted income from operations of $124 million, representing a margin of 29%

•	Cash from operations of $93 million, representing a 22% margin

•	Adjusted free cash flow of $104 million, representing a 24% margin

•	Closed 64 deals of $1 million or more, of which:

•	27 deals are $5 million or more

•	19 deals are $10 million or more

•	GAAP net loss per share, diluted of $(0.08)

•	Adjusted net earnings per share, diluted of $0.02

FY 2021 Highlights

•	Total revenue grew 41% year-over-year to $1.54 billion

•	US revenue grew 53% year-over-year to $879 million

•	Commercial revenue grew 34% year-over year to $645 million

•	US commercial revenue grew 102% year-over-year

•	Government revenue grew 47% to $897 million

•	Commercial customer count tripled to 147 customers year-over-year

•	US commercial customer count increased 4.7x to 80 customers year-over-year

•	Total net dollar retention of 131%

•	US commercial net dollar retention of 150%

•	Government net dollar retention of 146%

•	Cash from operations of $334 million, representing a 22% margin

•	Adjusted free cash flow of $424 million, representing a 28% margin

Q4 and FY 2021 Financial Summary

(Amounts in thousands, except percentages and per share amounts)	Fourth Quarter		Full Year 2021
	Amount		Amount
Revenue	$432,867		$1,541,889
Year-over-year growth	34%		41%

	Amount	Margin	Amount	Margin
Loss from operations	$(58,943)	(14)%	$(411,046)	(27)%
Adjusted income from operations	$124,033	29%	$473,452	31%
Cash flow from operations	$93,427	22%	$333,851	22%
Adjusted free cash flow	$104,196	24%	$424,127	28%
Net loss	$(156,188)		$(520,379)
Adjusted net income	$45,397		$308,082
Adjusted EBITDA	$127,873	30%	$488,349	32%
GAAP net loss per share, diluted	$(0.08)		$(0.27)
Adjusted earnings per share, diluted	$0.02		$0.13

Outlook

For Q1 2022, we expect:

•	$443 million in revenue.

•	Adjusted operating margin of 23%.

For full year 2022, we expect:

•	Adjusted operating margin of 27%.

Per long-term guidance policy, as provided by our Chief Executive Officer, Alex Karp, we continue to expect:

•	Annual revenue growth of 30% or greater through 2025.

Earnings Webcast

A public webcast will be held at 6:00 a.m. MT / 8:00 a.m. ET today to discuss the results for our fourth quarter and year ended December 31, 2021 and financial outlook. The live public call can be accessed by registering online at http://www.palantir.events/palantirearnings-q42021. A replay of the webcast will be available at https://investors.palantir.com following the event.

An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, and accompanying remarks will be available through Palantir’s Investor Relations website at https://investors.palantir.com.

Forward-Looking Statements

This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our sales and marketing efforts, sales force, partnerships, and customers), market trends and market size, opportunities (including growth opportunities), our expectations regarding our recent and potential investments in, and commercial contracts with, various entities, including special purpose acquisition companies and other privately-held or publicly-traded companies, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our quarterly report on Form 10-Q for the quarter ended September 30, 2021 and other filings and reports that we may file from time to time with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2021. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully grow our direct sales force and to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms easier to install and consume; our ability to maintain and enhance our brand and reputation; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to customer or third-party data.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.

Additional Definitions

For the purpose of this press release, the value of deals closed reflects the total contract value of contracts that have been entered into with, or awarded by, our government and commercial customers.

The value of deals closed includes existing contractual obligations and presumes the exercise of all contract options available to our customers and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.

For the purpose of this press release, net dollar retention is calculated as (a) revenue recognized in fiscal year 2021 attributable to customers from which we have recognized revenue in fiscal year 2020, divided by (b) revenue recognized in fiscal year 2020 from those same customers. This calculation captures upsells, contraction, and attrition. For the purpose of the foregoing definition of net dollar retention for fiscal year 2021, “customers” refers to applicable organizations from which we have recognized revenue during fiscal year 2020.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures adjusted income from operations which excludes stock-based compensation, related employer payroll taxes, and non-recurring expenses primarily related the direct listing of our Class A common stock (“Direct Listing”) on the New York Stock Exchange during the quarter ended September 30, 2020; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income; and adjusted earnings per share (“EPS”), diluted.

We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude expenses primarily related to the Direct Listing during the third quarter 2020, as they are one-time non-recurring charges. Additionally, we exclude employer payroll taxes related to stock-based compensation, as it is difficult to predict and outside of Palantir’s control. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations, as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as stock-based compensation, and related employer payroll taxes, the effect of which may be significant.

Available Information

Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.

About Palantir Technologies Inc.

Foundational software of tomorrow. Delivered today.

Additional information is available at https://www.palantir.com.

Who dares, wins.

Contact

Investor Relations

Rodney Nelson

investors@palantir.com

Media

Lisa Gordon

media@palantir.com

Palantir Technologies Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$432,867	$322,091	$1,541,889	$1,092,673
Cost of revenue (1)	87,563	70,503	339,404	352,547

Gross profit	345,304	251,588	1,202,485	740,126
Operating expenses:
Sales and marketing (1)	162,593	147,619	614,512	683,701
Research and development (1)	84,176	94,130	387,487	560,660
General and administrative (1)	157,478	166,411	611,532	669,444

Total operating expenses	404,247	408,160	1,613,531	1,913,805

Loss from operations	(58,943)	(156,572)	(411,046)	(1,173,679)
Interest income	480	368	1,607	4,680
Interest expense	(601)	(1,814)	(3,640)	(14,139)
Other income (expense), net	(64,118)	2,082	(75,415)	4,111

Loss before provision (benefit) for income taxes	(123,182)	(155,936)	(488,494)	(1,179,027)
Provision (benefit) for income taxes	33,006	(7,593)	31,885	(12,636)

Net loss	$(156,188)	$(148,343)	$(520,379)	$(1,166,391)

Net loss per share attributable to common stockholders, basic	$(0.08)	$(0.08)	$(0.27)	$(1.19)

Net loss per share attributable to common stockholders, diluted	$(0.08)	$(0.08)	$(0.27)	$(1.20)

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, basic	2,011,764	1,763,514	1,923,617	977,722

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders, diluted	2,011,764	1,763,514	1,923,617	979,330

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$13,680	$19,342	$68,546	$139,627
Sales and marketing	56,492	75,852	242,910	398,205
Research and development	27,322	47,365	150,298	357,063
General and administrative	69,413	99,229	316,461	375,807

Total stock-based compensation expense (i)	$166,907	$241,788	$778,215	$1,270,702

(i)

On September 30, 2020, in connection with the Direct Listing, we incurred $769.5 million and $8.4 million of stock-based compensation using the accelerated attribution method related to the satisfaction of the performance-based vesting condition for restricted stock units and growth units, respectively, that had satisfied the service-based vesting condition as of such date.

Palantir Technologies Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$2,290,674	$2,011,323
Restricted cash	36,628	37,285
Accounts receivable	190,923	156,932
Marketable securities	234,153	—
Prepaid expenses and other current assets	110,872	51,889

Total current assets	2,863,250	2,257,429
Property and equipment, net	31,304	29,541
Restricted cash, noncurrent	39,612	79,538
Operating lease right-of-use assets	216,898	217,075
Other assets	96,386	106,921

Total assets	$3,247,450	$2,690,504

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$74,907	$16,358
Accrued liabilities	155,806	158,546
Deferred revenue	227,816	189,520
Customer deposits	161,605	210,320
Operating lease liabilities	39,927	29,079

Total current liabilities	660,061	603,823
Deferred revenue, noncurrent	40,217	50,525
Customer deposits, noncurrent	33,699	81,513
Debt, noncurrent, net	—	197,977
Operating lease liabilities, noncurrent	220,146	229,800
Other noncurrent liabilities	2,297	4,316

Total liabilities	956,420	1,167,954
Stockholders’ equity:
Common stock	2,027	1,792
Additional paid-in capital	7,777,085	6,488,857
Accumulated other comprehensive loss	(2,349)	(2,745)
Accumulated deficit	(5,485,733)	(4,965,354)

Total stockholders’ equity	2,291,030	1,522,550

Total liabilities and stockholders’ equity	$3,247,450	$2,690,504

Palantir Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2021	2020
Operating activities
Net loss	$(520,379)	$(1,166,391)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,897	13,871
Stock-based compensation	778,215	1,270,702
Deferred income taxes	43,316	(20,385)
Impairment of assets held for sale	—	674
Non-cash operating lease expense	33,821	35,049
Unrealized and realized loss (gain) from marketable securities, net	73,311	—
Other operating activities	2,722	3,606
Changes in operating assets and liabilities:
Accounts receivable	(35,237)	(108,476)
Prepaid expenses and other current assets	(10,929)	(18,565)
Other assets	(3,345)	(8,605)
Accounts payable	57,767	(34,681)
Accrued liabilities	15,245	38,505
Deferred revenue, current and noncurrent	24,732	(30,905)
Customer deposits, current and noncurrent	(104,944)	(230,873)
Operating lease liabilities, current and noncurrent	(32,156)	(43,639)
Other noncurrent liabilities	(3,185)	3,505

Net cash provided by (used in) operating activities	333,851	(296,608)
Investing activities
Purchases of property and equipment	(12,627)	(12,236)
Purchases of marketable securities	(308,315)	—
Purchases of equity method investments	—	(2,934)
Purchases of alternative investments	(50,941)	—
Purchases of privately-held securities	(23,009)	—
Other investing activities	(3,020)	250

Net cash used in investing activities	(397,912)	(14,920)
Financing activities
Proceeds from the issuance of common stock, net of issuance costs	—	942,529
Proceeds from issuance of debt, net of issuance costs	—	199,369
Principal payments on borrowings	(200,000)	(400,000)
Proceeds from the exercise of common stock options	507,455	298,829
Repurchase of common stock	—	(3,777)
Other financing activities	(708)	(497)

Net cash provided by financing activities	306,747	1,036,453
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(3,918)	1,259

Net increase in cash, cash equivalents, and restricted cash	238,768	726,184
Cash, cash equivalents, and restricted cash - beginning of period	2,128,146	1,401,962

Cash, cash equivalents, and restricted cash - end of period	$2,366,914	$2,128,146

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Non-GAAP Reconciliations

Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Loss from operations	$(58,943)	$(156,572)	$(411,046)	$(1,173,679)
Add: stock-based compensation	166,907	241,788	778,215	1,270,702
Add: employer payroll taxes related to stock-based compensation	16,069	18,933	106,283	39,105
Add: non-recurring Direct Listing charges	—	—	—	53,737

Adjusted income from operations	$124,033	$104,149	$473,452	$189,865

Adjusted operating margin	29%	32%	31%	17%

Adjusted Free Cash Flow (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$93,427	$(18,288)	$333,851	$(296,608)
Less: purchases of property and equipment	(5,845)	(4,511)	(12,627)	(12,236)
Add: cash paid for employer payroll taxes related to stock-based compensation	16,614	35,792	102,903	36,984

Adjusted free cash flow	$104,196	$12,993	$424,127	$(271,860)

Adjusted free cash flow margin	24%	4%	28%	(25)%

Adjusted EBITDA (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(156,188)	$(148,343)	$(520,379)	$(1,166,391)
Less: interest income	(480)	(368)	(1,607)	(4,680)
Add: interest expense	601	1,814	3,640	14,139
Add: other (income) expense, net	64,118	(2,082)	75,415	(4,111)
Add: provision (benefit) for income taxes	33,006	(7,593)	31,885	(12,636)
Add: depreciation and amortization	3,840	3,563	14,897	13,871
Add: stock-based compensation	166,907	241,788	778,215	1,270,702
Add: employer payroll taxes related to stock-based compensation	16,069	18,933	106,283	39,105
Add: non-recurring Direct Listing charges	—	—	—	53,737

Adjusted EBITDA	$127,873	$107,712	$488,349	$203,736

Adjusted EBITDA margin	30%	33%	32%	19%

Palantir Technologies Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Adjusted Earnings per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(156,188)	$(148,343)	$(520,379)	$(1,166,391)
Less: change in fair value attributable to participating securities	—	—	—	(5,483)

Net loss attributable to common stockholders, diluted	(156,188)	(148,343)	(520,379)	(1,171,874)
Add: stock-based compensation	166,907	241,788	778,215	1,270,702
Add: employer payroll taxes related to stock-based compensation	16,069	18,933	106,283	39,105
Add: non-recurring Direct Listing charges	—	—	—	53,737
Add (Less): income tax effects and adjustments (1)	18,609	(35,794)	(56,037)	(53,414)

Adjusted net income attributable to common stockholders, diluted	$45,397	$76,584	$308,082	$138,256

Weighted-average shares used in computing GAAP net loss per share, diluted	2,011,764	1,763,514	1,923,617	979,330

Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,324,113	2,212,564	2,323,236	1,494,652

Adjusted earnings per share, diluted	$0.02	$0.03	$0.13	$0.09

(1)

Income tax effect is based on an estimated long-term annual effective tax rate of 22.2% and 22.1% for the periods ended 2021 and 2020, respectively. The Company’s estimated long-term annual effective tax rate excludes certain non-cash items, such as stock-based compensation, and is used in order to provide consistency across periods by eliminating the effects of certain items, such as changes in the tax valuation allowance.

(2)

Includes an additional 312.3 million and 399.6 million of dilutive securities for the three and twelve months ended December 31, 2021, respectively, and an additional 449.1 million and 515.3 million of dilutive securities for the three and twelve months ended December 31, 2020, respectively, that are excluded from a GAAP perspective due to the Company’s net loss position.